UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2009

Technology Resources, Inc.

(Exact name of registrant as specified in charter)

Florida

(State or other jurisdiction of incorporation)

333-132796	59-3364116
(Commission File Number)	(IRS Employer Identification No.)

77-6360 HALAWAI PLACE

KAILUA-KONA HI 96740

(Address of principal executive offices and zip code)

808) 329-4809

 (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

1.01.

On May 5, 2009, several of the Company’s majority shareholders (the “Shareholders”) entered into certain separate Stock Purchase Agreements (the “Stock Purchase Agreements”) with certain purchasers (the “Purchasers”). Pursuant to the terms of the Stock Purchase Agreements, the Purchasers will collectively transfer total consideration of $5,040.68 to the Shareholders in exchange for the transfer of an aggregate of 21,916,000 shares of common stock of the Company.

Upon closing of these transactions, a change of control of the Company will occur.  56% of the issued and outstanding shares of the Company will be transferred at an average purchase price of $0.00023 per share.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

2.01

On May 7, 2009, the Shareholders and Purchasers completed the transaction set forth in the Stock Purchase Agreements and described in Item 1.01 above. Pursuant to the terms of the Stock Purchase Agreements, the Purchasers have transferred to the Shareholders total consideration of $5,040.68 to purchase an aggregate of 21,916,000 shares. A change of control of the Company has occurred.  56% of the issued and outstanding shares of the Company have been transferred at an average purchase price of $.00023 per share.

ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT

5.01

Pursuant to the transactions completed by the Stock Purchase Agreement described above in Item 2.01, there has been a change in control of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

2.1

Stock Purchase Agreement between Tiffany Lynne Williams and Robert Lopez dated

May 5, 2009

2.2

Stock Purchase Agreement between Tiffany Lynne Williams and Zac Evans dated May

5, 2009

2.3

Stock Purchase Agreement between Sandy Lee Walters and Darin Parker dated May 5,

2009

2.4

Stock Purchase Agreement between Lynae Danette Gambee and Zac Evans dated May

5, 2009

2.5

Stock Purchase Agreement between Lynae Danette Gambee and Steven Wilmarth dated

 May 5, 2009

2.6

Stock Purchase Agreement between Brett Walters and Zac Evans dated May 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESOURCES, INC.

By:	/S/ TRENT WALTERS
Name: Trent Walters Title: CEO Director

Dated: May 14, 2009